As of March 13, 2009

Tremisis Energy Acquisition Corporation II
2925 Briarpark, Suite 150-A
Houston, Texas 77024

Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representative of the Underwriters
4 World Financial Center
250 Vesey Street
New York, New York 10080

Re:	Insider Letters

Gentlemen:

Based on the contemporaneous due execution and delivery of (i) the Agreement dated as of even date herewith among certain Sellers (as specified therein), SoftForum Co., Ltd. and Sang-Chul Kim, and Tremisis Energy Acquisition Corporation II (“Company”) and (ii) the Insider Letters of Sang-Chul Kim and SoftForum Co., Ltd., S.J. Ro, H.H. Seo, David Yoo and Rosa Kim, each substantially in the form provided to each of the undersigned, each of the undersigned hereby agrees that with regard to their respective letter agreements with the Company, dated November 1, 2007, the first and last sentence of Section 2, the first sentence of Section 8 and the entire Section 12 are hereby deleted in their entirety.

If the foregoing correctly sets forth our agreement, please so confirm by signing below in the space indicated.

/s/ Lawrence S. Coben	/s/ Ronald D. Ormand
Lawrence S. Coben	Ronald D. Ormand

Tremisis Energy Acquisition Corporation II	Merrill Lynch, Pierce, Fenner & Smith Incorporated,
As Representative of the Underwriters

By:	/s/ Lawrence S. Coben	By:	/s/ Stan Lei
	Name: Lawrence S. Coben		Name: Stan Lei
	Title: Chief Executive Officer		Title: Managing Director

/s/ Sang-Chul Kim
Sang-Chul Kim